EXHIBIT 99.01

Certification Pursuant To 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of IGN Entertainment, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark A. Jung, the principal executive officer and principal financial officer of IGN Entertainment Inc., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

Date: May 15, 2003	/s/ MARK A. JUNG

Chief Executive Officer (principal executive officer and principal financial officer)

A signed original of this written statement required by Section 906 has been provided to IGN Entertainment, Inc. and will be retained by IGN Entertainment, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.